GENEREX BIOTECHNOLOGY CORPORATION
Moderator: Mark Fletcher
03-30-11/4:30 p.m. ET

GENEREX BIOTECHNOLOGY CORPORATION

Moderator: Mark Fletcher
March 30, 2011
4:30 p.m. ET

Operator:
Good day, ladies and gentlemen, and thank you for standing by and welcome to the Generex conference call. At this time, all participants are in a listen-only mode. Later we’ll conduct a question-and-answer session and instructions will follow at that time. Should anyone require operator assistance during the program you may press star, then zero, on your touch-tone telephone. As a reminder, this conference is being recorded. And now I’ll turn the program over to Mark Fletcher. Sir, the floor is yours.

Mark Fletcher:
Good afternoon. Welcome to the Generex conference call. I’m Mark Fletcher, President and CEO of Generex Biotechnology Corporation. Joining me here this afternoon are Mr. John Barratt, Chairman of the Generex Board, Dr. David Brusegard, Chief Operating Officer of Generex, Dr. Eric von Hofe, President of Antigen Express, our wholly owned sub, Dr. Gerald Bernstein, our Vice President for Medical Affairs, and Dr. James Anderson of our Scientific Advisory Board.

Earlier today Generex gave a press conference and that was followed by a press release that detailed the items from the press conference. I will give a brief (pracy) of what was discussed and then we will open up the lines for questions from – from our callers.

GENEREX BIOTECHNOLOGY CORPORATION
Moderator: Mark Fletcher
03-30-11/4:30 p.m. ET

The first item that was reviewed this afternoon was the Generex Management Team. Mr. Barratt in his capacity as Chairman of the Board informed the conference that I have been appointed as President and Chief Executive Officer on a go-forward basis, that Dr. Brusegard has been appointed as Chief Operating Officer, and that Steve Fellows, our current Vice President for Finance, has been made acting Chief Financial Officer. We then proceeded to unveil our strategic development plan for the future growth of Generex. We advised that Antigen Express, our fully owned immunotherapeutic sub, will be spun out into a brand new corporate entity, which will be a publicly-traded entity. The expectation is that we will list the stock of Antigen Express on a national stock exchange. In addition, we are going to dividend out to the Generex stockholders shares of the new Antigen Express entity, which will allow all of the Generex stockholders to participate in the future growth of Antigen Express.

We also announced that on Wednesday, June 8 of this year, in New York City, we will hold our annual stockholders meeting. We will be announcing the location of that meeting in due course. We indicated that the slate of directors to be put forward at that meeting are as follows: John Barratt, out current Chairman, Mr. Brian McGee, the current Chairman of the Audit Committee, Nola Masterson, the current Chair of the Corporate Governance and Nominating Committee, Dr. James Anderson, who’s currently on the Scientific Advisory Board, myself and Dr. von Hofe, in his capacity as President of Antigen Express. We also indicated that at that meeting a reverse stock split proposal will be put forward to the stockholders, with a view to achieving a listing of the Generex stock on a national stock exchange.

So, at this point, we’re going to open up the lines and take calls on the strategic development plan and any other Generex initiatives that anyone chooses query.

Operator:
Thank you, sir. Ladies and gentlemen, if you would like to queue up for a question, please press star, then one, on your touch-tone telephone. If your question has been answered or wish to remove yourself from the queue, you may press the pound key. Again, to queue up for a question, please press star, then one, on your touch-tone telephone. One moment for questioners to queue.

Our first question in the queue is (Mohammad Khan), who’s a private investor. Please go ahead.

GENEREX BIOTECHNOLOGY CORPORATION
Moderator: Mark Fletcher
03-30-11/4:30 p.m. ET

(Mohammad Khan):
Hi, Mark, the question is about Oral-lyn. I don’t know about anybody else, but basically two years ago I bought all these stocks (inaudible) how the progress is going on about Oral-lyn. Today’s conference call was not addressing anything about Oral-lyn (product), especially where it is in that Phase III trial and when do you anticipate to you know (inaudible) your people (for) FDA approval?

Mark Fletcher:	Yes, today’s press conference was focused on the strategic development plan, but I’ll allow Dr. Anderson to address where Oral-lyn stands right now and where it is going to be going in the future.

(Mohammad Khan):	Thank you.

James Anderson:
The Phase III study for Oral-lyn involves a study that (inaudible) designed and approved to have up to 750 patients. That total number of patients enrolled has not achieved the 750, but is closer to 500 patients. Those patients have been enrolled in the study, which is a 26-week study, combined with an additional 26-week follow up, so there is a total of one year of exposure in the study for the patients. The total number of patients enrolled has not yet completed all 12 months. Part of the process in our discussions with the U.S. Food and Drug Administration is to come to an agreement and understanding on the acceptability of that protocol and its results, and we obviously cannot reveal results at this point because the patients have not completed the study, but when the results are there we want to have an agreement with the FDA that this does or does not meet the requirements for acceptability, and we are, at this point, awaiting written confirmation from the FDA about a number of different issues and we’ll have additional information once we receive that response.

Mark Fletcher:	Thank you, Dr. Anderson. The next question.

Operator:	Yes, sir, our next question in the queue is (John Angan), who is also a private investor. Please go ahead.

(John Angan):
Yes, hi, gentlemen. I’m a private investor and part of my question was regarding Oral-lyn, which has been answered, but still we haven’t got an expectation as to how long this process is going to take to enroll more patients.

GENEREX BIOTECHNOLOGY CORPORATION
Moderator: Mark Fletcher
03-30-11/4:30 p.m. ET

The second question is regarding the reverse split, as you guys know that the reversing stock is looked at as negatively in Wall Street, and from experiences that I had before, and probably some other investors, soon after the stock split and reversed the next day or so it start going down, so the value – our investment gets diluted. So, what guarantees do you have that this is not going to happen, and should the stock go back below a dollar, and what is your plan to try to boost it back up again to be lifted?

And my third question is assuming that the spinoff of Antigen Express and Generex has a controlling interest in it wouldn’t that be sufficient enough to use to finish all your trials and getting an FDA approval before we do a reverse split and diluting investors’ value? Thank you.

Mark Fletcher:	Well, I’ll let Dr. Anderson address your question about Generex Oral-lyn, and then I will chime in on the other two.

(John Angan):	Thank you.

James Anderson:
To very quickly address your first question, the study at this time is no longer enrolling patients, so there are no (inaudible) or plans to increase the number greater than what it is right now. The response from the FDA, however, will be key as to whether that study would have to continue or an additional study would have to be done, and until we receive that response we won’t be able to answer the question completely.

Mark Fletcher:
And to address the reverse stock split question, Generex is a development-stage company. It has need of additional financing, which we raise in the capital markets. As we saw from our January registered direct offering (inaudible) (there’s) a bulletin-board company raising money is much more expensive and therefore much more dilutive to the stockholders. It’s our view that if we return to a national stock exchange we can raise the money we need on a much more favorable basis. We understand that there’s a perception out there that on a (inaudible) reverse stock split basis there is a decline in value, but the focus of our strategic development plan is to create a scenario of value that will support the stock price on a post-reverse stock split basis. And we’re not looking to – the spinout of Antigen Express to fund Generex Biotechnology Corporation. We’re looking for the spinout to allow Antigen Express to stand on its own and be a separate and distinct success, which the Generex stockholders will participate in through the stock dividend.

GENEREX BIOTECHNOLOGY CORPORATION
Moderator: Mark Fletcher
03-30-11/4:30 p.m. ET

Next question.

Operator:	Yes, sir, our next question comes from (Peter Whitney), who is a private investor. Please go ahead.

(Peter Whitney):
Oh, hello, thank you for the press conference today, it was somewhat informative. I just have a simple question to add on to some of the earlier Oral-lyn questions, and that is at your last webcast a strong point was made about how this new regime, this new management team would (sound) a more clear relationship with (inaudible) investors, a more transparent relationship, yet some of the main issues that bothered most investors during the last regime, notably whether or not Oral-lyn sold in Ecuador, what was going on in India, with respect to Oral-lyn approval and sales, and whether any Oral-lyn has been used by a consumer anywhere in the world who has purchased the product has not really been followed up on. Can you provide any insight whatsoever as to those issues?

Mark Fletcher:
Yes, I can. In October we talked about India, and we mentioned that as a condition precedent to the commercial sale of Generex Oral-lyn in India a further clinical trial was required. Shreya, our licensee in India, is undertaking that trial. Generex is not directly involved in the trial and is not a sponsor of that trial. We are awaiting results from that trial. Shreya got back to us just a couple of weeks ago and indicated that we should have some preliminary results from that trial within the next couple of months. Once those results are in they will be submitted to the Indian Government for clearance to start commercial sale.

GENEREX BIOTECHNOLOGY CORPORATION
Moderator: Mark Fletcher
03-30-11/4:30 p.m. ET

With respect to other jurisdictions, it comes down to a philosophical approach, a management approach. The previous regime felt that securing approvals for Generex Oral-lyn in far-flung jurisdictions, like Lebanon, and Ecuador and Algeria was a positive because it tended to establish that the product is registerable and is viable. The problem with that approach is that because we’re looking at a product that is used to treat diabetes, a very complex disease, in order to make the product a success you need physician education, you need patient education, and finding a local partner who is capable of doing that kind of work and then has the funding to market the product is very challenging. And basically unless you get approvals in significant jurisdictions, like the U.S. FDA in Europe or in Canada, it’s very difficult to achieve commercialization, even with a partner in these far-flung jurisdictions, and I think that explains why we haven’t seen anything in the way of commercial sales in Ecuador, or Algeria or Lebanon, which are the three jurisdictions that the product is approved in at the moment.

(Peter Whitney):
So, basically what you’re saying that isn’t – you know the far-flung reaches of Ecuador not one institution, set of doctors or any other entity has stepped up to the plate to actually facilitate the sale of one canister of Oral-lyn?

Mark Fletcher:
Well, we've had sales, but not enough to call revenue recognition, and it’s not a case of doctors stepping up to – to recommend the product. You need a strong commercial entity in the jurisdiction that’s going to handle the financial burden of educating physicians, educating patients and undertaking the marketing program necessary to make a product successful.

(Peter Whitney):	OK, fair enough, thank you.

Mark Fletcher:	Thank you. Next question.

Operator:	Yes, sir, our next question in queue is (Sally Prescott), who is also a private investor. Please go ahead.

(Sally Prescott):
Regarding the reverse split, I really – I’ve seen it hundreds of times, good companies, good products, and they always are attacked and shorted afterwards and the market makers laugh about it, about taking it right back down to where it was before. I would suggest that you get something going on Oral-lyn. You wait until you hear from the FDA – and the FDA should be acting a little more precipitously lately. They are hanging back and holding back, and the Congress is getting tired of waiting on them to approve things that are safe and helpful to the population, especially since diabetes is the fastest growing disease in America. And I really think you need to make a little more effort that way and then see what the stock does. If you get FDA approval on Oral-lyn the stock itself will go up, and then if you need more shares to use as money, or you know to finance or whatever then we’ll talk about it, but it’s not fair to us to do this and then turn around and let the (nano) computers short it, as they do, and the – and the day traders and the hedge funders who love to short these small OTC, BB and pink stock. You really need to let – let’s see what (inaudible).

GENEREX BIOTECHNOLOGY CORPORATION
Moderator: Mark Fletcher
03-30-11/4:30 p.m. ET

Mark Fletcher:
I can – I can answer your question. We’re not in a position to force the FDA to respond to us in any particular timeframe. There’s simply nothing we can do about that. All we can do is follow up with them and await their directives. As a bulletin board stock, if we have to fund a lot more clinical work for Generex Oral-lyn that is going to be terrifically expensive as a bulletin board company and it’s going to be significantly more dilutive to the stockholders. Our view is that by getting on to a national exchange, where we belong, we can get funding that we need on a much more advantageous basis and that will be beneficial for the stockholders in the long run. We’re not doing a reverse stock split to compromise the stockholders. Everyone here in this room is a stockholder and we all have the same goal, the success of the Company, and our belief is that we achieve that by doing a reverse stock split, reducing the vast amount of shares that are outstanding and putting us in a position where we can raise money in a much more advantageous way.

(Sally Prescott):	Thank you.

Mark Fletcher:	Next question.

Operator:	Yes, sir, our next questioner is (Michael Teasey) with (Sumerthal). Please go ahead.

Male:	(Are) you there?

Male:	Hello.

Male:	Yes, sir.

GENEREX BIOTECHNOLOGY CORPORATION
Moderator: Mark Fletcher
03-30-11/4:30 p.m. ET

(Michael Teasey):
How you guys doing? I had just a very brief question. Do you guys have any kind of backup plan for a failed reverse split, because, as you guys know, we have been through this scenario a couple of times, and I just wanted to know if there was an approach or a plan, sort of like a backup, or what you guys had planned to do after that?

Mark Fletcher:
Well, as I indicated, our development plan is designed to put Generex in a position of value. By spinning out Antigen Express on a basis where Generex will have a significant controlling interest on a post reverse – or a post spinout basis that will put a significant asset on the Generex books. And, as I say, the ability to raise funds in a more advantageous fashion, a less dilutive fashion will allow us to move forward more quickly with Generex Oral-lyn and develop the (buckle) drug-delivery platform technologies generally. It’s the creation of value that will maintain the stock price. That is our plan.

(Michael Teasey):	OK, well, I guess – I don’t know if I’m asking the question incorrectly or not, but if the shareholders vote this down again do you guys plan on doing yet another proposal or is this the final?

Mark Fletcher:
Well. I can’t predict the future, but if the investors decline to approve it, at this juncture, I see no choice but to move forward you know as we – on that basis. As I say, it’ll be much more expensive for the stockholders to move forward on that basis, but if that’s the decision that’s made we, as management, will have to work with that.

(Michael Teasey):	Cool, thank you, guys.

Mark Fletcher:	Thank you.

Operator:	Thank you. Our next question in the queue is (Farah Masuta), who’s also a private investor. Please go ahead.

(Farah Masuta):
Hi, good afternoon. Dr. Anderson, I just wanted to ask a question about Oral-lyn (inaudible) correct me if I’m mistaken, but my understanding is that the enrollment trials in the United States are for patients who are refractory to traditional therapy. Is that correct?

GENEREX BIOTECHNOLOGY CORPORATION
Moderator: Mark Fletcher
03-30-11/4:30 p.m. ET

Male:	That (is) ...

Male:	She’s referring to the (IND), I believe.

Male:	Yes, that is not correct for the big Phase III trial. That is true for the special access, or compassionate use, or the (IND) that has been filed and has been utilized.

(Farah Masuta):
I guess – I guess I’m puzzled why we can’t get more enrollees or why we didn’t in a product that doesn’t involve needles, that is not an inhaled – an inhaled insulin, and that seems to be superior to any product that I can think of, either oral or injectable. And I guess – I guess I'm puzzled why it isn’t more well received within the medical community.

Mark Fletcher:
Well, I think I can address that in part. Originally it was announced, I think the number was 750 patients and previous management made the decision to cut that back. It wasn’t a question of lack of availability of enrollees. It was a question of money, and the analysis done at that time was that if we had patients in the 400 to 550 range that that would be suitable for FDA purposes, so it wasn’t an enrollment problem. It was a management decision on financing the trial.

(Farah Masuta):
So, going forward, do you anticipate any – I mean, I would think that people would be knocking down the doors to take a look at this product, and (it’s) (inaudible) not sure where my disconnect is and where – you know what I’m saying – where the product attractiveness is.

Mark Fletcher:
Well, once we get FDA approval and proceed to commercialization we hope you’re right that people will knock down the doors to buy the product. At this juncture it’s a question of availability of patients to participate. It’s a question of trial design, how many patients are going to be included and what the cost is going to be to Generex to do the trial.

(Farah Masuta):	So the limiting factor right now is your availability of free capital to make this go – to have this go forward in trial basis, or the limiting factor is the FDA?

GENEREX BIOTECHNOLOGY CORPORATION
Moderator: Mark Fletcher
03-30-11/4:30 p.m. ET

Mark Fletcher:
Well, it’s a combination of that. It’s a combination of the cash that’s required to do a trial and what the FDAs requirements are and that’s really the key for us in waiting to hear from the FDA. We need to know from FDA what are next steps are going to be, how many – how much additional clinical and regulatory work is going to be required, whether or not we have to do any additional trials, whether or not we have to bring in new patients. Bear in mind that the current trial is for type I diabetics. We do have plans to initiate a trial in type II diabetics, which will depend on the availability of financing and the advice and guidance we get from the FDA.

(Farah Masuta):	Thank you and I just have one fast other question. Are there any other products in the market that are (inaudible) delivered that our competitors (inaudible)?

Mark Fletcher:	(Inaudible) delivered, not that we’re aware of, no.

(Farah Masuta):	OK, thank you.

Mark Fletcher:	Thank you.

Operator:	Thank you. Our next question in the queue is (Jeffrey Hellman), who is also a private investor. Please go ahead.

(Jeffrey Hellman):
Thank you. My question relates to the acquisition of – a potential acquisition of a distributor. From the press conference earlier today it sounds like that’s still on the table, and it seems to me that at the current stock price that would be very dilutive, that it would seem to be more logical to wait until there was approval or near approval before the Company even considered, assuming that was the best course of action, to actually acquire an in-house distribution company. But, again, at this stock price it would seem to be very dilutive to shareholders.

Mark Fletcher:
Well, the closing date – you’re correct – for Global Medical Direct has been pushed back. It does give us some flexibility. The concept is that we will do a rights offering, as we announced today, to fund that acquisition, and that rights offering would only be able to happen if a reverse stock split is approved so that it wouldn’t be excessively dilutive.

GENEREX BIOTECHNOLOGY CORPORATION
Moderator: Mark Fletcher
03-30-11/4:30 p.m. ET

(Jeffrey Hellman):	Well, I don’t see why a reverse stock split would make it less dilutive. You know again simple arithmetic, it’s going to be the same amount of equity required to acquire the distribution company.

Mark Fletcher:
Yes, but when you have 290 million shares outstanding doing a rights offering becomes a complicated issue because of the number of shares you’d have outstanding at the end of the day, and our view is that a rights offering would only be functional if a reverse stock split is implemented.

(Jeffrey Hellman):	So, again, the Company thinks this acquisition is so attractive that it would not seem more prudent to wait until there was actually a product to be distributed?

Mark Fletcher:	Well, it’s not merely waiting for a product to be distributed, but I’ll let Dr. Brusegard comment on – on the value of the acquisition.

David Brusegard:
The Global Medical Direct acquisition is not just for distribution. They have access to between 60 and 70,000 diabetics at any one time and that roster continues to grow. They also discuss and contact those patients’ physicians, which gives us an education inroad to many of America’s doctors. An additional attractive element, from our perspective, is the fact that they actually achieve reimbursement for the medical device products from insurers and have direct lines into the reimbursement offices (inaudible) offices of these insurers. That allows us to partner with GMD and work both the physician side, from an educational perspective, educate diabetics about the product, and engage with insurers about current or future potential reimbursement, or at least partial reimbursement for the product. So, we’re already engaged with GMD working on this path and beginning to engage with both their patients and the doctors of those patients, so it’s not simply distribution. So, the acquisition is not there simply to acquire a company that might distribute the product, it allows us to engage with diabetics, physicians and insurers across America before our complete launch. And, in addition, it provides a launch platform where we can talk to these three groups as we get approval and as we begin to move forward.

(Jeffrey Hellman):	OK, thank you.

GENEREX BIOTECHNOLOGY CORPORATION
Moderator: Mark Fletcher
03-30-11/4:30 p.m. ET

Operator:	Thank you. Our next question in the queue is (Tom Hartman), who is also an investor. Please go ahead.

(Tom Hartman):	Hi, my question was just answered. Thank you.

Mark Fletcher:	Thank you.

Operator:	Thank you. Our next question in the queue is (Michael Thorsom), who is also a private investor. Please go ahead.

(Michael Thorsom):
Yes, I notice that Mark Fletcher is now the CEO of the Company, is there any – is there any plans to change any sort of – any board directors (inaudible) CEO? I see that we just announced that there’s a CFO and a new CO and the CEO, but as I’ve noticed is that – Mr. Fletcher does not have a background in any sort of medical development company, so are there any plans to swap out the CEO to effectively look for a new CEO.

Male:
Not at this juncture. We announced earlier today that the Board of Directors for the – the slate of the Board of Directors – it’ll be put forward at the annual general meeting will include the current three independents, will include Dr. Anderson, who’s currently on the Scientific Advisory Board, and will include Dr. von Hofe, who is currently President of Antigen Express and that – the purpose of that is to shore up the science representation on the Board, both from an endocrinology perspective and the immunotherapeutic vaccines perspective.

(Michael Thorsom):
OK, I have another question. Is – quite frankly, I’m frustrated as being a stockholder in this Company because I don’t get any information. The only information out there is on the message boards and that’s kind of shaky, at best. Is there any plans for the more – for more transparency on any of the press releases?

Male:
Well, our approach to press releases – I think that under the previous regime we had far too many press releases issued that weren’t enough substantive information in them. Our practice on a go-forward basis is to issue press releases when we have something relative and substantive to say, and we do plan on holding routine conference calls to keep the investors up to date, just like we’re doing now and with our press conference today on material developments. And, as we indicated in today’s press conference, over the course of the next several weeks and couple of months we’re going to be issuing additional press releases to update the marketplace on what is happening with this spinout, in terms of hiring management, executive management, and populating the Scientific Advisory Board and the full Board of Antigen Express.

GENEREX BIOTECHNOLOGY CORPORATION
Moderator: Mark Fletcher
03-30-11/4:30 p.m. ET

And, in addition, we do have some social media initiatives and I’ll let Dr. Brusegard comment on those briefly.

David Brusegard:
We have just released today a new Web site, which has – provides us with the opportunity to continue to release substantive information on an ongoing basis. We've also established a Twitter account and undertaken to both field questions and answer questions via that medium, as well as our corporate Web site. Now, I think you’ll find that that will give you an increased dialogue with the folks at Generex and the transparency I think of this will be obvious.

Mark Fletcher:	Thank you, next question.

Operator:	Yes, sir, our next questioner in queue in (Jay Vexel), who’s a private investor. Please go ahead.

(Jay Vexel):
Yes, I have one quick question. I guess I’m a bit confused about this term “dividend.” You guys have used it a couple of times, but your press release on your Web site, dated March 30th, today, talks about – while it says in there “under the proposed terms of the rights offering Generex will distribute one right to each holder of record.” And then it talks about each transferable right will entitle the holder to purchase one unit at a subscription price. Is that the dividend (you’re) talking about or is there something else?

Male:
That’s something else. There’s two things. There’s the rights offering, which will allow stockholders to purchase units and each unit will consist of one share and two warrants to purchase additional shares. The other side of that question is the stock dividend and that has to do with the Antigen Express spinout. When Antigen Express is transferred into a new separate standalone public company that new company will give to each Generex stockholder shares in the new public company, so Generex stockholders after that transaction will hold stock not only in Generex, but in the new Antigen Express public entity. That’s the stock dividend we’re talking about. Then if the reverse stock split is approved we’ll do the rights offering, which will afford Generex stockholders the opportunity to buy additional Generex securities.

GENEREX BIOTECHNOLOGY CORPORATION
Moderator: Mark Fletcher
03-30-11/4:30 p.m. ET

(Jay Vexel):
So, can I ask one more question? There’s some – there’s rumors floating around right now on the message board and, of course, you know how that could be, but some of the – one of the rationales for spinning off Antigen Express is because Oral-lyn is not living up to the – the claims that you guys have, as far as its future success. You know can you comment on that?

Mark Fletcher:
Sure. I think that the – the analysis is exactly the opposite of that. If we actually thought that Generex Oral-lyn and the (buckle) drug delivery platform technologies generally weren’t going to live up to expectations and weren’t going to be successful then we certainly would not look to spinoff Antigen. One of the reasons we’re prepared to spinoff Antigen is because we’re entirely confident that the separate Generex technologies can stand on their own.

(Jay Vexel):	Thank you.

Mark Fletcher:	Thank you.
Operator:	Thank you, sir. Our next questioner in queue is (Mohammad Kahn), who is also an investor. Please go ahead.

(Mohammad Kahn):
Thank you. Mark, this is a question to you. I understand your opening Twitter account and all of the social medias now. Can you explain the gap between last six months, which was practically filled by garbage? I mean, I’m sure (we) (inaudible) believe in what you’re saying today, but why it was chosen not to say anything for past six months? That’s one question.

And going back to my previous question to Dr. Anderson, if we know that 550 people (inaudible) enrolled and it take 12 months, where are we at right now? What (month) are we and what do we anticipate toward the completion of this trial?

GENEREX BIOTECHNOLOGY CORPORATION
Moderator: Mark Fletcher
03-30-11/4:30 p.m. ET

Mark Fletcher:
Well, I’ll address the first question. When there is – when the special committee decided to make a change in management they had, obviously, valid reasons for that. And, as we indicated in the press conference today, we've spent the last six months retooling Generex, in effect, cleaning up some of the problems that existed and making a new plan for moving forward and that – that type of work can’t be done on a start of a dime. It takes a bit of time to – to get organized on that and that’s why it’s taken some time to get to the point where we can unveil the plan today. And I’ll let Dr. Anderson address your – your second question.

(Mohammad Khan):	Thank you, Mark.

James Anderson:
We do know the patients who are in the trial and one – one of the issues about having an exact date that we could quote, at this point, is that there is always variability in the fact that patients don’t necessarily show up on the schedule that is put into the trial documents, so if for some reason the patient doesn’t make an appointment, and doesn’t come for a week or two weeks after that, that then delays the entire period of that patient’s enrollment in the study by that time period. So, while we are hopeful that the study will have its last patient visit in the very near future, I don’t have an exact date that I can give you at this point, but clearly the response that we are anticipating from the FDA will give us a great deal of direction on what our future plans will be relative to the ongoing Phase III study and then the additional studies that might be required.

(Mohammad Khan):
Thank you, Dr. Anderson, but (inaudible) was on Colorado radio a few weeks ago, and somebody had a clip of that whole recording on the message board, where Bill was confidentially saying by the mid of 2011 we would be submitting Oral-lyn for FDA approval. How he was so confident and how you guys are not able to confirm any date, any month, any year?

Mark Fletcher:
Well, I'm not sure what Bill Abajian said. Bill is a consultant to the Company. He does business development work. He is not involved in clinical and regulatory work, in any respect, so I – I don’t know what would motivate him to make comments on that particular point.

GENEREX BIOTECHNOLOGY CORPORATION
Moderator: Mark Fletcher
03-30-11/4:30 p.m. ET

(Mohammad Khan):	He’s representing this Company, right?

Mark Fletcher:	He is a consultant and he does business development initiatives for the Company.

(Mohammad Khan):
OK. Mark, honestly, I appreciate all your comments (inaudible) strategy, but when it come to Oral-lyn I don’t know if any other investor is satisfied. You guys are not satisfying me. I mean if it’s – if it’s based on how many patients that is all – all is going to be available element. If you guys are not setting a date, a month or a year what’s the hope out there for us?

Mark Fletcher:
Well, it’s not up to Generex to set those dates. It’s up to the FDA to set those dates. And, as we've indicated, when we hear back from them, hopefully in the very near future, with their guidance, we’ll be able to update the marketplace on what the next steps are for the Generex Oral-lyn clinical and regulatory path and we’ll probably be able to make some reasonable estimates about timing.

(Mohammad Khan):	And you guys are confident (inaudible) communication channels with the investment on those issues? Am I right?

Mark Fletcher:	Yes, we intend to be fully transparent with our investors. As soon as we hear back from the FDA and know where we’re going, we will alert – alert the marketplace.

Operator:	Thank you. Our next questioner in queue is (Edward Solano), who’s a private investor. Please go ahead.

GENEREX BIOTECHNOLOGY CORPORATION
Moderator: Mark Fletcher
03-30-11/4:30 p.m. ET

(Edward Solana):
Yes, thanks, guys, I appreciate you guys having this conference call. You know I kept hearing today about a new regime. However, everybody who was introduced were part of the previous management team. Has there be any thought instead of the stockholders always holding the bag with this reverse split will be back down to their OTC, another year without having results? Is there any way that we can look at big pharma and Pfizer? We have them on our Board. Like if big pharma isn’t buying into this, and partnering with us and giving us this money, why does the shareholder always have to hold the bag? And here we are again with a reverse split, and everybody says, oh, we need to get to a national stage. Well, we were there and we failed, so what’s the difference? You guys are just band aiding something and the root cause here is not being addressed, that we’re not getting a product to market, we’re not selling big pharma. If we did all that we’d be – we’d all be rich. I lost a lot of money. I think a lot of people on this call lost a lot of money and we’re not hearing anything else, other than to band aid it and say we’re getting new management and everything, and it’s still the same management. I didn’t see anybody new today, so I’m concerned and ready to bail out, and I just want to know where big pharma is in this? Are we trying to sell it? And I (watch) – I’m on the street. I watch CNBC all day, MSNBC. Nobody was there talking about this – our business development. Could we get like a hustler on the street that you know gets over there, and gets us on TV and gets exposure? So (a double thing), where’s big pharma and where’s exposure?

Mark Fletcher:
Well, Generex is an over-the-counter bulletin board development stage biotech company and that’s probably why it’s not on CNBC. In terms of big pharma, like anything else, it’s a question of time. Big pharma tends to want to see a certain level of results. Sometimes they want to see Phase II, sometimes they want to see Phase III, and we are in routine dialogue with big pharma on all of our initiatives, and we are reasonably hopeful that at some point big pharma will come to the table. Generex is not a commercialization company. We don’t have the financial resources or the expertise to commercialize a product, to market a product. All we do is the clinical and regulatory work. We advance it as far as we possibly can take it, and then we look to partner with big pharma or some other large companies to achieve commercialization and really it’s a question of time.

Operator:	Thank you. Our next questioner in queue is (Steve Berman), who’s a private investor. Please go ahead.

(Steve Berman):	Thank you. A couple of quick questions, please. Did we hire an outside financial consulting firm to advise us on – on the spinoff decision or was that determined internally by the Board?

GENEREX BIOTECHNOLOGY CORPORATION
Moderator: Mark Fletcher
03-30-11/4:30 p.m. ET

Mark Fletcher:	Seahawk Capital and its team, led by Joe Moscato, has provided us with that type of advice and analysis, and the Board proceeded with it based on those recommendations.

(Steve Berman):
OK, my next question, today at the press conference it was mentioned that we hopefully will hear from the FDA within 15 to 20 days. We were supposed to hear by last December, but we have no control over it. What do we mean by the 15/20 days? Was that just a comment or is there meaning behind …

Mark Fletcher:
Well, that was a comment from the contact at the FDA. Our Vice President for Clinical and Regulatory Affairs, George Marcus, is very assiduous in following up with the FDA, and cajoling them, attempting to get them to respond, and when he spoke with them last they indicated that we were looking at that window. I mean, we can’t force them to do it, but we’re – we’re hoping to get the response within that timeframe.

(Steve Berman):
OK. Regarding partnerships, we just – we had another question a couple of minutes ago. We have what I consider real promising drugs in two diseases that we need to find help or cures for. I find it rather frustrating when I think about we haven’t had any real interest with partners. Are we at the point – does the Board feel that the Company if we partnered would not get a fair price and we’re more valuable than what we think we might get on the open market, or is it just no interest whatsoever?

Mark Fletcher:
Well, I don’t think either one of those positions are accurate. Of course, the Board will exercise its fiduciary duty to consider any opportunities that are put forward, and I do believe that there are opportunities out there, it’s just a question of getting our clinical and regulatory programs advanced enough to secure the interest of big pharma to the point of where we negotiate transactions. Big pharma is interested. They always have been. They monitor us. We’re in routine communication with several different big pharma, but we haven’t got to the point where substantive negotiations have taken place.

(Steve Berman):	So, what you’re saying it’s not because the Generex Board feels that any type of offer would be insufficient, at this time (inaudible) no offers?

GENEREX BIOTECHNOLOGY CORPORATION
Moderator: Mark Fletcher
03-30-11/4:30 p.m. ET

Mark Fletcher:
No. Oh, no (inaudible) no, no. No, certainly not. The Board is never going to simply reject any – any deal that’s put forward. They will exercise their fiduciary responsibilities, and consider any deal very carefully and, if necessary, retain outside expertise to give them advice of any opportunity.

(Steve Berman):
OK, last question. We talked a little about – before about publicity and a gentleman asked why aren’t we on CNBC or some other outlets. We can be, because I think we've got a story to tell with our drugs, and it’s very topical, and I don’t see any reason, if you persisted with the financial networks, even Bloomberg, I think there’s a good shot, because of the diseases that our drugs are hopefully going to help cure would make a good story, a good story angle.

Mark Fletcher:
I couldn’t agree with you more. We do have a very good public relations group, Beckerman Public Relations representing us, and they work very hard to secure media interest, but interestingly the reaction of the larger media outlets is similar to the reaction of the larger pharma companies – yes, it’s a good story, but we want to – we’re going to wait and see where you take it. We want to see you get a little further down the road, so that the story would be even bigger, and better and more interesting and then we’re going to jump on it.

Operator:	Thank you. Our next questioner in queue is (Peter Whitney), who’s a private investor. Please go ahead.

(Peter Whitney):
Hi, I just had a couple of follow-up questions. One was regarding the – the events that you guys might report on that could prevent the stock post any reverse split from sinking back down into the pennies. From what you’ve told us about the – the trial structure going forward, for both AE37 and Oral-lyn, it seems like those endpoints are a long ways off, and probably the only thing that could be offered up after a reverse split to prevent it from going down to the pennies is a good FDA guidance or evaluation. Is there anything else that you guys anticipate you could offer the investment community after a very large reverse split? I mean from these prices its going have to be at least 1 to 10 or more. Is there anything else you can offer to prevent the price per share from going back down?

GENEREX BIOTECHNOLOGY CORPORATION
Moderator: Mark Fletcher
03-30-11/4:30 p.m. ET

Mark Fletcher:
Well, in addition to the FDA guidance, I can let Dr. von Hofe address when we are looking at getting further data on the breast cancer and the prostate cancer trials. But, in addition, bear in mind that the annual meeting is not for two months, and during that two-month period we hope to be able to make some further positive announcement that will encourage stockholders to – have some belief in our assertion that we’re going to be creating value on a post-reverse stock split basis. But, I’ll let Dr. von Hofe talk about when we can expect some data on the …

(Peter Whitney):	That’d be great.

Mark Fletcher:	… (inaudible).

Eric von Hofe:
Sure. I mean, as I mentioned in the press – the press meeting this afternoon, (inaudible) data about a year ago showing that we were on track for meeting a positive endpoint, so (inaudible) half the number of relapses, less than half, and our AE37 (arm), (then) on the control (arm). Again, those are small numbers. We feel by this summer we’ll have a little bit more robust numbers, and I think that the more those numbers develop we’ll have a better chance of securing some type of corporate partnership, which, of course, we’re very interested in doing, so you know I think we’re positioned for that. We’re also in the process of filing papers, an application for a Phase II prostate cancer study, so I think there’s a lot of – a lot of potential there, but you know I think that’s – you know our position is basically getting stronger, as we are now, and I think we are getting very close to doing some type of corporate agreement. I think we’re just not quite there yet, but I think you know that’s clearly something that’s a possibility in the not too distant future.

(Peter Whitney):
Well, that’s great news, and I do have to say that all the investors who do bother to following the developments of AE37 in the literature are very impressed, and I think that this whole technology is transformative and I wanted to congratulate those who work on that aspect of the Generex pipeline.

GENEREX BIOTECHNOLOGY CORPORATION
Moderator: Mark Fletcher
03-30-11/4:30 p.m. ET

And, just one last point, to be (pedantical), the point I made about Ecuador is not just about revenues. It’s about a piece of information that investors would have found useful in evaluating their investment, so if people had actually purchased the product in Ecuador, and used it, and found it worthwhile, efficacious and reordered it that’s useful information for an investor. I don’t care if it’s – you know they report $20 in sales or $98,000 in sales, it’s what you guys recognize for an OTC product. So, are you going to go on record here and tell me that Oral-lyn has actually been sold and used in Ecuador, it’s just that you haven’t recognized profits?

Mark Fletcher:	As far as I’m aware, we have not made any sales of Generex Oral-lyn in Ecuador on a commercialized basis. The only work that has been done in Ecuador has been the clinical trial work.

(Peter Whitney):	OK, well that’s news to me and I thank you for going on record.

Mark Fletcher:	Thank you.

Operator:	Thank you. Our next questioner in queue is (James Williams), who’s a private investor. Please go ahead.

(James Williams):
Hello, I’d like to ask you a question. Right now you’re trying to purchase Global Medical Direct, but you said yourself – I have a two-part question, so I’m going to have another one. You said yourself that we have not heard or had a response from the FDA, but yet you’re trying to purchase a distributing network for Oral-lyn. I’ve seen (inaudible) and also …

Mark Fletcher:	(Inaudible) excuse me, excuse me, that question was already answered in a very (inaudible) way by Dr. Brusegard. He explained how it’s not a – strictly a distribution play.

(James Williams):
Yes, I heard what he said. It’s for the doctors and the 70 some thousand patients when there’s about what 25, 28 million diabetics in America. I think that’s (inaudible) small for such a large purchase of 25 million for such a small company.

And the second question that I have for you is why don’t we put the other phases, the other drugs that we have, the AE37, and the prostate and the breast cancer on hold along with the MetControl Gum that is never mentioned, along with also the oral morphine. We can put all those trials on hold because a company that’s 25 (cent) – most companies (at) 25 (cent) only have one drug. We’re (kind) of – promote six drugs in the phase, but if we stop all those trials we can put all of that money for one trial and get one drug accomplished and that would build shareholder value.

GENEREX BIOTECHNOLOGY CORPORATION
Moderator: Mark Fletcher
03-30-11/4:30 p.m. ET

Mark Fletcher:
Well, our approach is not to put all of our eggs in one basket. I think that in order to create stockholder value we have to pursue all of the clinical and regulatory initiatives that have been put in – put underway, and I don’t think that we can – we’re in a position to simply walk away from all the work that’s been done to date.

Operator:	Thank you. Our next questioner in queue is (Alan Jewel), who’s also a private investor. Please go ahead.

(Alan Jewel):
Hello. I was just wondering, as mentioned about the Global Medical Direct in that, and you also mentioned about the over-the-counter products. There was supposedly a national chain of drugstores and everything that are promoting or selling your products, and everything in Canada and the United States. Has there been any revenue coming in from that or is that finding too much headwind against other products?

Mark Fletcher:
Well, our – we found that most of the over-the-counter products were not selling particularly well, and we attribute that to, again, the fact that Generex really is not a commercialization company. It’s not a marketing company. We simply have always lacked the financial resources to put into the kind of advertising that you need in order to make any particular product a success, and that’s why over-the-counter products, like BaBOOM, and Glucose Rapid Spray and Crave-NX have not seen tremendous success, because we simply can’t afford to promote them. The one caveat is that Merck, as we've announced previously, has taken a license for the commercialization of Glucose Rapid Spray in Mexico, and we are going to watch that very closely, because that’ll be an interesting test case for us is a company with the marketing might of Merck can make it a success then that’ll be a template for taking those over-the-counter products, and the intellectual property we have associated with them, and to try to commercialize those by licensing those products to companies that are capable of marketing them.

GENEREX BIOTECHNOLOGY CORPORATION
Moderator: Mark Fletcher
03-30-11/4:30 p.m. ET

(Alan Jewel):	Thank you very much.

Mark Fletcher:	Thank you.

Operator:	Thank you. Our next questioner in queue is (Steve Berman). Please go ahead.

(Steve Berman):	Thank you. What’s the status of our lawsuit against TheStreet.com?

Mark Fletcher:
That’s a good question. Unfortunately, litigation like – like that tends to move in an absolutely glacial pace. We initiated that lawsuit a year ago. It was in March of last year, and it took until I believe it was September or October to finalize the terms of a mutual confidential disclosure document and get the court to sign off on it. Since that time we've delivered about a dozen banker’s boxes of paperwork to our lawyers, and they’ve gone through it, and they’re ready to submit it to the other side and we’re waiting for TheStreet.com to provide its disclosures. Then once those disclosures are made we move to the next phase, which will be depositions.

(Steve Berman):	OK.

Mark Fletcher:	The litigation is ongoing. It’s just going to take a long time to get anywhere.

(Steve Berman):	Thank you very much. That’s just another question that keeps on popping up that was unanswered, so I thought I’d bring it up. Thank you.

Mark Fletcher:	(Inaudible) thank you.

Operator:
Thank you. As a reminder, ladies and gentlemen, if you do wish to ask a question please press star, then one. One moment for questions to queue. Our next question in queue is (Albert Unger). Please go ahead.

(Albert Unger):	Yes, good evening. I’d like to know what the – on the reverse stock split, will all stock be included – outstanding and non-issued stock be included in the reverse split?

GENEREX BIOTECHNOLOGY CORPORATION
Moderator: Mark Fletcher
03-30-11/4:30 p.m. ET

Mark Fletcher:	No, it’s only outstanding stock that would be cut back, but there’d be a proportionate reduction in the authorized capital.

(Albert Unger):	Why shouldn’t all of it be done and keep the ratio the same as it is now? Why are you going to issue (stock) (inaudible) …

Mark Fletcher:	(Inaudible).

(Albert Unger):	… who’s going to get (inaudible) at a lower price?

Mark Fletcher:	Oh, I’m sorry, are you referring to things like options, and warrants and so forth?

(Albert Unger):	Everything.

Mark Fletcher:	Yes, all of (inaudible).

(Albert Unger):	… options, warrants, stocks, everything, issued and non issued.

Mark Fletcher:	Yes, all of that would be subject to the – to the reverse stock split.

(Albert Unger):	Because I know one thing, I will definitely vote against it unless everything is the same.

Mark Fletcher:	Well, everything would be included. If somebody is (inaudible).

(Albert Unger):	(Inaudible) you’re saying no, and now you’re saying yes.

Mark Fletcher:
Well, I didn’t understand your question. Now I understand it. If somebody has an option to buy shares that option will be adjusted according to the reverse stock split, just as anybody – anybody else holding shares will be.

(Albert Unger):	OK, now on the issuance of dividend, the AE, will the ownership ratio be the same for AE as it currently is for Generex, for the individual shareholders?

Mark Fletcher:	Yes. Yes, I don’t think you could do a stock dividend any other way.

(Albert Unger):	Well, that’s what I wanted to know. So the ending result is I will own as much on a percentage basis of AE as I currently do of Generex?

GENEREX BIOTECHNOLOGY CORPORATION
Moderator: Mark Fletcher
03-30-11/4:30 p.m. ET

Mark Fletcher:
No. No, what you’re going to do is get stock dividends in Antigen Express in the same proportion as you have to all of the other shareholders in Generex. At the end of the day, Generex, as a company, will probably own in excess of 70 percent of Antigen Express, at least immediately following the reverse – or spinout (inaudible).

(Albert Unger):	So we’re getting screwed again?

Mark Fletcher:	No, you’re getting a dividend in a brand new public company for no additional …

(Albert Unger):	But (I) currently own the Company.

Mark Fletcher:	But …

(Albert Unger):	I currently …

Mark Fletcher:	Pardon me?

Operator:	It appears he’s (inaudible).

Mark Fletcher:	I guess – I guess we lost him.

Operator:	OK. Is there any questions in the room?

Mark Fletcher:	Yes, we do have a couple of stockholders that attended the press conference and they’re here in the room with us today, so we’ll let them ask some questions. One is Mr. (Rich Steffin).

(Rich Steffin):
Sure, I wanted to ask Dr. Brusegard about Global Medical Direct (and) your comments about competitive bidding. You said that in Kansas City they’re actually picking up sales because Liberty Medical (inaudible) big. Neither did Global Med, but they have to deliver in their vehicles because you can’t …

Male:	Get mail order.

GENEREX BIOTECHNOLOGY CORPORATION
Moderator: Mark Fletcher
03-30-11/4:30 p.m. ET

(Rich Steffin):
… you can’t get mail order. You get reimbursement. But this is supposed (to spread) by the end of the year, throughout the entire country, so how will this affect Global Medical Direct direct sales going forward (inaudible)?

Male:
To answer your question, the next rollout is not until January 2012. It may not be the full country. In fact, there’s an industry lobby that is pointing out to Medicare that many companies are failing and closing up shop because of that particular rule. In addition, many of the purchasers of mail order products are now going commercial, which, in fact, raises the reimbursement cost to Medicare, so this doesn’t appear to be working the way they want it to. We will see what happens. Global Medical Direct (is) extremely creative in delivering locally and increasing their advertising and increasing their roster. They can continue to do that, given the number of diabetics in the county, so one of the things you’ll have to do is determine where the lobby goes, in terms of the ultimate rollout by Medicare on that basis.

And, GMD, by the way, even during this period of time, has posted a 30 percent revenue growth, while others have closed shop, so we are extremely confident that the management has additional products to bear, related to the diabetes world, and if they have the capability of reacting over this next year to any other potential changes in the legislation on a city wide or statewide basis.

(Rich Steffin):
And I’d like to ask Dr. Anderson is it possible that we could see interim Phase III Oral-lyn results in the 500 or so patients that are enrolled, rather than – you know I know that you may need another study, you may need to enroll additional patients, but could we at least see A1c data in the patients that are enrolled in the next few months?

James Anderson:
I wish that were possible, but it’s not because of the integrity of the trial, and that is as the trial is progressing, when you still have patients enrolled, you do not want to do anything that might influence what might happen to those patients still in the trial. And if the results were to demonstrate a significant benefit for Oral-lyn, in terms of A1c, that could influence the physicians, who are the investigators, who still have patients in the trial to do something differently with the patients that are still in the trial, which then effects the outcome and that’s something that the FDA is very aware of and seeks to make sure it does not occur.

GENEREX BIOTECHNOLOGY CORPORATION
Moderator: Mark Fletcher
03-30-11/4:30 p.m. ET

(Rich Steffin):
And just one final question, if I could ask Bernstein. I know that next week at Prediabetes 2011 in Madrid there’s going to be an abstract shown for Oral-lyn in IGT patients. And, again, one aspect of it there’s no insulin antibodies and no serious adverse events. Could you explain to us why there’d be no insulin antibodies in patients that use Oral-lyn that – you know you typically would see that in injectables or inhalable insulin.

Gerald Bernstein:
To a degree, but remember it is (inaudible) the production of antibodies with human insulin is – is very low. And during the time that Dr. Anderson will remember well, when we used animal insulin, significant antibodies appeared. And if you remember with the (Exubera) studies that their antibody production was significant, and I remember very distinctly at one of the diabetes and technology meetings that the immunologists at that meeting very early on you know talked about the difference between the lung and the buccal mucosa, that the lung itself is a very immunologic organ, as opposed to the buccal mucosa, which is almost inert, and everybody could appreciate what they put in their mouth and understand that you don’t get inflammatory reactions from you know the various elements that go in there, and so I think here we are entering the body in a safe place, and because it is a human insulin, it’s not even an analog, that you are not likely to have significant antibody production at all.

(Rich Steffin):	Thank you very much.

Male:	OK, any other questions in the room?

Male:	Yes, I (inaudible).

Male:	Go ahead, Mr. (Steven Frasier).

(Steven Frasier):
Yes, hi. I guess I’m not sure who would answer this question, as of right now, but I just wanted to get a little clarity on the MetControl Gum again. I know we discussed that at the annual shareholder’s meeting, and we talked about it at the last conference call, but how do we stand on that? Are we pursuing or is it on hold right now while we do this reorganization?

GENEREX BIOTECHNOLOGY CORPORATION
Moderator: Mark Fletcher
03-30-11/4:30 p.m. ET

Male:
It’s on hold while we do the reorganization. We’re at a stage where we have to make a decision to move forward or not, and there are a number of considerations that are going to be involved in that, but the most pressing one is financial, and we've elected to devote our resources right now to Generex Oral-lyn and to breast cancer vaccine and the prostate cancer vaccine. When this reorganization is complete and we have a better picture of where our funding is we will reassess the MetControl program.

(Steven Frasier):
OK. The next question is on the GMD deal, as far as the closing date. Since the next – and the shareholder’s meeting is going to be June 8th, you mentioned before that GMD has been postponed, but we never actually got a date.

Mark Fletcher:	Actually, we did announce a date. We announced that it was postponed to June the first.

(Seven Frasier):	Right.

Mark Fletcher:
And that happened back in December and, at that point, we were looking at a reorganization timeline that would put the annual meeting earlier than it actually is, so we are going to be looking to do a further extension of the GMD closing date, so that we can have the annual meeting, complete the reorganization (inaudible) and then attend to the closing.

(Steven Frasier):	Right, OK, that’s what I kind of thought. I knew it was June first, but …

Mark Fletcher:	Sure.

(Steven Frasier):	… I wasn’t sure if I heard an extension date on that.

Mark Fletcher:	Right.

GENEREX BIOTECHNOLOGY CORPORATION
Moderator: Mark Fletcher
03-30-11/4:30 p.m. ET

(Steven Frasier):
I wanted to ask about the Treatment IND site. Obviously there’s a lot of chatter regarding Treatment IND site and getting patients enrolled and active in it. I did ask at the annual shareholders’ meeting regarding how many patients per site might have been signed up already, and at that time Ms. (Luskin) had said maybe three or four, or three to five per site. I’m not sure how accurate that was at that time, but at this point what is – do we have an idea of how many people are signed up for the – for the Treatment IND site?

Mark Fletcher:
Just before we get to that number, and I think David, Dr. Brusegard has the number, I want to make two points about the Treatment IND. One is that the – there are very strict rules about advertising it, and the second is that it is for patient with life-threatening diabetes, so that limits – number one, it limits your – your available target markets and, number two, your ability to access that market is somewhat compromised by the advertising restrictions, so if people have a perception that there’s some – there should be some mad rush of patients for that program that is an incorrect perception …

Male:	Right.

Mark Fletcher:	… because it’s a very narrow – very, very narrow program.

Male:	Yes (inaudible).

Mark Fletcher:
But it is – it is a tremendous (inaudible) for Generex. The FDA thinks highly enough of Generex Oral-lyn and its safety and efficacy that they allowed that program to proceed, but I’ll let Dr. Brusegard talk about how many patients.

David Brusegard:
One of the main barriers to getting patients – well, in my view, (inaudible) three barriers. First is educating doctors that the product actually exists. The second is educating patients that they can actually obtain the product, because we can’t effectively advertise, or we couldn’t (rent) a newspaper ad, we couldn’t put a television ad on. That is prohibited by the FDA. And the patient is paying for the drug out of their own pocket, because of the rules we have to follow. Those are barriers we have to overcome, yet, at the same time, it’s an extremely attractive product, and I and others in the Company have talked to doctors and patients who love the concept, but getting under the Treatment IND is a process, not an event. It requires paperwork, it requires cooperation from the doctor, we have to train the doctor, the doctors have to train the patients, so it takes some work. We've been successful in getting between four and eight patients, depending on the times. Some have come on for a while then come off, so there’s no definitive number, but it’s not a big number. We have a program underway right now where we are trying to (approve) additional clinics and doctors, because we also believe that one of the best things we can do is prove that Oral-lyn works well and that we have doctors aware of it and we can begin to create reference sites, so action is taking place on that, and we’re trying to actively recruit sites to become places where other doctors can phone in and talk to doctors using the product and determine how it’s used and whatnot. But, again, we face an advertising barrier and an education barrier, but we continue to push on those barriers and some of our message is getting through. GMD provides us an alternative to talking to physicians, so that again dovetails into the strategy of that acquisition.

GENEREX BIOTECHNOLOGY CORPORATION
Moderator: Mark Fletcher
03-30-11/4:30 p.m. ET

Mark Fletcher:	We've got no more questions in the room. Do we have any more questions on line?

Operator:	We do. Our next questioner in queue is (Thomas Mendoza), who’s a private investor. Please go ahead.

(Thomas Mendoza):	Yes, good afternoon. Can you hear me?

Mark Fletcher:	Yes, we can.

(Thomas Mendoza):
OK, great. I just have a question kind in a few several parts, but let’s see. Basically is confirming. Could you reconfirm from today’s meeting or this morning that there was a workforce reduction that occurred at Generex, and if that is confirmed what the percentage of the workforce was impacted and what departments were impacted?

Mark Fletcher:
Well, that was a reference to the CEO, and then the COO, CFO, which was one person. But, in addition to that, we only had one other person who was let go, and that wasn’t for economic reasons. It was for other reasons. So, it’s not like there’s been any significant change in the workforce. We've just had three people depart.

GENEREX BIOTECHNOLOGY CORPORATION
Moderator: Mark Fletcher
03-30-11/4:30 p.m. ET

(Thomas Mendoza):	OK, so would you say then the number of developmental, scientific and clinical scientists that you have on hand is still pretty much been the same over these past few years?

Mark Fletcher:	That’s right, yes, exactly.

(Thomas Mendoza):
OK, I was just curious, because I just wanted to understand when I kind of heard workforce reduction or some sort of reorganization, besides, of course, the management, and I just wanted clarity on that.

Mark Fletcher:	Well, the ones that aren’t here anymore were the most expensive ones, so that’s probably what – where the comment was going.

(Thomas Mendoza):	OK, thank you.

Operator:	Thank you. Our next questioner in queue is (Art Luno), who’s (in) diagnostic medicine. Please go ahead.

(Art Luno):
As a private investor and a physician, I would like to ask what work is in progress to differentiate buccal insulin spray from (insulation) or other types of insulins that are negatively perceived by public and some medical individuals. In my opinion, buccal delivery provides a lot of advantages and should be promoted and should – and all possible efforts should be made to do not mix buccal delivery with (insulational). I actually wrote an e-mail to Mad Money about this (inaudible) response.

Mark Fletcher:
I’m not sure who your e-mail went to, but certainly the buccal delivery is entirely different from inhaled insulin, which is the mankind product. We routinely point that out in our filings and in our public disclosures that we – we have no pulmonary disposition, that is our product is not go into the lungs at all, and therefore we should not be facing the same safety concerns that are attached to inhaled insulin, and we should not be facing the same public reception and marketing problems that afflicted inhaled insulin.

(Art Luno):	Exactly. And I actually should explain the e-mail I’ve sent was to Jim Cramer, at Mad Money at CNBC …

GENEREX BIOTECHNOLOGY CORPORATION
Moderator: Mark Fletcher
03-30-11/4:30 p.m. ET

Mark Fletcher:	Oh, OK, OK.

(Art Luno):
… asking why he’s talking about (insulational) insulin, which obviously is completely – a complete failure, when this is a company here that has buccal delivery that has completely different characteristic in all parameters and that is so much different and more appropriate for the patients than any other existing insulin, and so (inaudible) I have never received a response. But you know I think that this could be excellent product if properly marketed and small pilot differentiating studies to be designed and conducted.

James Anderson:
Yes, it’s James Anderson. I’d like to make a comment. That is a very perceptive comment that you made, and as I stated this morning in the televised conference, we are looking at a small number of very key (pharmakentic) and metabolic study that will, in fact, evaluate the unique ability of the buccal delivery to achieve effects with insulin that are not possible using traditional injected delivery routes.

(Art Luno):
That is correct, and the buccal insulin is completely absorbed and it’s not swallowed then all the issues of (insulational) insulin as we know is the biggest stress human can have is (incubation) and upper airways is hugely exposed to stress of (insulational), so this is out the door. Nasal is the next close connection to (inaudible) so that’s out the door. Oral risk of greater level (in) driving some bad diseases development in rectal, so buccal is the only reasonable formulation potentially equal to you know injectables. And I’ve seen your (inaudible) data that (inaudible) curve of injectable goes exactly how the curve of buccal deliveries. If we could demonstrate that buccal is completely absorbed, it’s not swallowed, it doesn’t go (to) the nose there could be great success, because I think the formulation is fantastic.

James Anderson:
The one orifice that you failed to mentioned (was) the tympanic membrane, and the Chinese have completed a study that demonstrated that it was an insufficient route of administration for insulin, so, you are correct, buccal remains the leading candidate for unique ability to provide insulin to the patient.

GENEREX BIOTECHNOLOGY CORPORATION
Moderator: Mark Fletcher
03-30-11/4:30 p.m. ET

(Art Luno):	I think advice should be requested from FDA, and existing data should be compared. I think that would be a wise way to do, and also that would gain certain advantage in public eye.

Mark Fletcher:	Thank you very much.

Male:	Thank you.

Operator:	Thank you, sir. Our next questioner in queue is (Jennifer Eadman). Please go ahead.

Male:	Hello?

Operator:	(Inaudible) (Jenna), your line is open. Please check the mute button.

(Jean Friedman):
Oh, it’s (Jean Friedman), I’m sorry. Yes, you spoke about the acquisition of GMD, and you also speak about the pending FDA approvals, or a knowledge from the FDA regarding Phase III of Oral-lyn. What are your plans if the FDA says we need another 250 patients? What happens with this acquisition of GMD?

Mark Fletcher:
Well, I think that we’re certainly going to do whatever the FDA tells us we have to do to get to the next phase, and our ability to close the GMD deal will, of course, depend on the availability of funding to – to make it happen.

(Jean Friedman):	So, in other words – and correct me please if I’m wrong, but in other words if this – if we got information from the FDA saying they needed a lot more patients you’re still planning to acquire GMD?

Mark Fletcher:	Yes, yes, of course.

(Jean Friedman):	OK, I hope that we can find some other way to build value then in the stock. Thank you.

Mark Fletcher:	Thank you.

Operator:	Thank you. Our next questioner in queue is (Michael Thorsom). Please go ahead.

GENEREX BIOTECHNOLOGY CORPORATION
Moderator: Mark Fletcher
03-30-11/4:30 p.m. ET

(Michael Thorsom):
Yes, I have another question. The question is since the FDA for the IND program has been dropped down to 500 is the FDA – they’re not – is this going to push up our – any kind of release date of any information on the study of the IND drug release? In other words, is this going to push forward any kind of dates because there’s only 500 people in the – as test subjects, instead of 750?

Mark Fletcher:	Sir, I don’t understand your question (inaudible).

James Anderson:	The 500 patients are patients enrolled in the Phase III study.

(Michael Thorsom):	So, they’re in the Phase III study, so the FDA is not going to sit there and say we need another 250 per the original guidelines?

James Anderson:
We don’t know what the FDA is going to say, that’s why we’re awaiting their response, and then can make definitive plans as to what additional data, if any, will be required to allow us to proceed to filing an (NDA).

(Michael Thorsom):	All right, so the FDA asked for 750, we gave them 500, they haven’t gotten back to you about that yet?

Male:	No, they (haven’t).

James Anderson:	No, they have not gotten back, but let me be clear, it was not the FDA that asked for 750 patients. The 750 patients came from the protocol that Generex developed and wrote themselves.

(Michael Thorsom):	OK, this was under (Anna), right?

James Anderson:	Corect.

(Michael Thorsom):	OK, is there any chance she’s going to come back, because I believe her lies more than yours.

Mark Fletcher:	Thank you for your support – next question.

GENEREX BIOTECHNOLOGY CORPORATION
Moderator: Mark Fletcher
03-30-11/4:30 p.m. ET

Operator:	Thank you. We do have time for one final questioner. Our final questioner for today’s call is (Alan Jewel). Please go ahead.

(Alan Jewel):
Yes, I had a follow up on one of the members – a board member said about the patient costs for the independent – the IMD protocols. Do you have an idea of what you’re charging the patients for this drug right now?

Mark Fletcher:	Yes, the patients have to pay $25 per canister for the drug.

(Alan Jewel):	Is that roughly what the cost would be if it was on the market or …

Mark Fletcher:	We haven’t done a volume (inaudible) examination of that and so that would be part of any longer-term launch platform where we would look at that. Right now that price is set by the FDA, by the way.

(Alan Jewel):	Oh, it is set by the FDA …

Mark Fletcher:	Correct.

(Alan Jewel):	… because I was wondering if there was – if it was being cost prohibitive to some people for trying it because it is out of their pocket.

Mark Fletcher:
That is a barrier. It is a barrier we are working on and we are looking at ways both to work with the patient’s insurers and (inaudible) to determine whether we can get ourselves into a position to perhaps engage in a copay or entice an (insurer) to work with us, so clearly that’s top of mind for us and we are working on it.

(Alan Jewel):	And would this be possible in the IMD process also or not?

Mark Fletcher:
We would like to use this in the IMD process, clearly because we would like to have people using the product, and we would like to have reference sites, and if we can overcome some of the barriers to access then that would work for us.

(Alan Jewel):	OK, and in using Global Medical Direct – I’d asked about the OTC products before – is that going to be something that they would be promoting also?

GENEREX BIOTECHNOLOGY CORPORATION
Moderator: Mark Fletcher
03-30-11/4:30 p.m. ET

Mark Fletcher:
GMD has some of its own over-the-counter products and is sourcing additional ones, so if we as a company decide that we have additional OTC products to place in the market they would clearly be a vehicle for that placement.

(Alan Jewel):	(Inaudible) you know people, at least that’d be word of mouth, if nothing else.

Mark Fletcher:
Well, GMD also has a – a marketing campaign and educational newsletters, and they talk to their patients on a regular basis, so as a marketing potential should we wish to pursue OTC products they provide an excellent (access) to market.

(Alan Jewel):	OK, well, thank you very much.

Mark Fletcher:	Thank you.

Operator:	Thank you. We’ll take one more additional questioner. (Art Bone), please go ahead.

(Art Bone):	I just wanted to make a comment that to submit (MDA) overall safety of at least 300 patients for six months and at least 100 patients for one year is required.

Male:	Yes, thank you.

Male:	That’s correct.

Operator:	Thank you. That concludes our time for questions. I’d now like to turn the program back to Mark Fletcher for any closing remarks.

Mark Fletcher:
All right, we’d like to thank everyone who participated here today. We hope it was helpful, interesting, informative. We will, as we've indicated in our press conference, be issuing further press releases over the coming weeks and months, as we seek to execute the strategic development plan that we unveiled here today, and we will look forward to updating the marketplace with another conference call in due course, and we will look forward to our annual meeting of stockholders of June the eighth this year. Thank you very much.

GENEREX BIOTECHNOLOGY CORPORATION
Moderator: Mark Fletcher
03-30-11/4:30 p.m. ET

Operator:	Thank you. Ladies and gentlemen, this does conclude today’s program. Thank you for your participation and have a wonderful day. Attendees, you may now disconnect at this time.

END